EXHIBIT 32.2

SECTION 906 CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER OF

GOLDENWELL BIOTECH, INC.

In connection with the accompanying Quarterly Report on Form 10-Q of Goldenwell Biotech, Inc. for the quarter ended June 30, 2026, the undersigned, Hua Xie, Secretary of Goldenwell Biotech, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 fairly presents, in all material respects, the financial condition and results of operations of Goldenwell Biotech, Inc.

Date: August 14, 2026	/s/ Hua Xie
Name: Hua Xie
Secretary: Secretary
(principal accounting officer and principal financial officer)